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                                                                   EXHIBIT 10.18


                       PURCHASE AND STOCKHOLDER AGREEMENT



    This Purchase and Stockholder Agreement, made this September 20, 1995, between Uniquip Corporation, a Delaware corporation (the "Corporation") and Robert D. Melin (the "Executive").


                         W I T N E S S E T H   T H A T:

    WHEREAS, the Corporation is authorized to issue One Million Five Hundred Thousand (1,500,000) shares of Common Stock, par value One Cent ($.01) per share (the "Common Stock");

    WHEREAS, the Executive is a Vice President of TRAK International, Inc., a Subsidiary of the Corporation;

    WHEREAS, the Executive has offered to purchase from the Corporation seven thousand five hundred shares (7,500) shares of the Common Stock, representing Seventy-Five Hundredths Percent (.75%) of the then issued and outstanding shares of the Common Stock on a fully diluted basis, at an aggregate price of Forty-Seven Thousand Six Hundred Forty-Seven Dollars ($47,647.00) (the "Purchase Price"), and the Corporation has agreed to accept such offer to purchase such shares of the Common Stock, subject to the right of the Corporation to purchase all of the shares of the Common Stock now owned or hereafter acquired by the Executive in certain circumstances; and



    WHEREAS, the Corporation and the Executive desire to set forth their understandings and agreements with respect to restrictions on certain transfers of shares of the Common Stock now owned or hereafter acquired by the Executive, the right of the Corporation to purchase all of the shares of the Common Stock now owned or hereafter acquired by the Executive in certain circumstances and certain other matters; including provisions with respect to the Executive's post-termination employment and/or interest in competing enterprises; and


This Agreement is in not accordance with SOP I-4.  Variances from SOP have been approved by memorandum dated August 7, 1995.

    WHEREAS, the Corporation and the Executive acknowledge and agree that the restrictions on certain transfers of shares of the Common Stock now owned or hereafter acquired by the Executive further the Corporation's interest by having shares of the Common Stock owned by full time employees of the Corporation and its Subsidiaries, and that other provisions hereof are consistent with the bonafide interests of the Corporation and of other full time employees of the Corporation and its Subsidiaries; and

    WHEREAS, it is recognized and acknowledged by the Executive that the success of the Corporation and its Affiliates, including the Majority Stockholder and other stockholders of the Corporation, is attributable in major part to the manner by which the Corporation and its Affiliates source and evaluate acquisition candidates and integrate their acquisitions, referred to as the "Harbour Group Culture", all of which involve special and proprietary techniques, procedures and training; and

    WHEREAS, in order for the Executive to make a meaningful contribution in his job, the Executive must learn and practice the intricacies of the Corporation's and Harbour Group's procedures and know-how, benefit from the collective Harbour Group experience in implementation of the "Harbour Group Culture" and work with a small group of executives who have also learned the intricacies of the "Harbour Group Culture", pursuant to which executives engaged in acquisitions, finance, and operations work in concert; and

    WHEREAS, Harbour Group enjoys a reputation in the business community of the United States and elsewhere with particular but not exclusive reference to its reputation among institutional investors, commercial banking institutions, investment bankers, business brokers and sellers and buyers of business enterprises; and

    WHEREAS, the Executive's reputation will be enhanced and his experience will be enhanced by his relationship with the Corporation and with Harbour Group; and


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    WHEREAS, the Executive acknowledges that special harm and injury will or may be sustained by the Corporation and the Majority Stockholder and other stockholders should acts otherwise prohibited herein nonetheless be taken.

    NOW THEREFORE, in consideration of the mutual covenants, agreements and promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

    1.   DEFINITIONS.

         a.   "Act" shall mean the Securities Act of 1933, as amended.

         b. "Affiliate" means any Person now or hereafter controlling, controlled by, or under common control with another Person. "Affiliate of the Majority Stockholder" shall not include any full-time employee of the Corporation or any Subsidiary.

         c. "Benefits" shall mean Health and Welfare Plans in accordance with the current policies of the Corporation or any Subsidiary by which the Executive is employed.

         d.   "Benefits Period" shall have the meaning set forth in Paragraph
26.

         e. "Bona Fide Employee's Offer" shall have the meaning set forth in Paragraph 4.

         f. "Cause" shall mean (i) the material breach by the Executive of this Agreement, including without limitation, any breach of Paragraphs 9 and 10;
(ii) the Executive's dishonesty in connection with the business of the Corporation or any Subsidiary which is materially detrimental to the best interests of the Corporation or any Subsidiary; (iii) the Executive's conviction of a felony crime; (iv) any material act or omission by the Executive during his employment with the Corporation or any Subsidiary involving willful malfeasance or gross negligence in the performance of his duties to the Corporation or any such Subsidiary; or (v) any other act or omission by the Executive during his employment in the Corporation or any


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Subsidiary which provides the Corporation with a ground for terminating the
Executive's employment for cause under the employment law of the state in which the Corporation's principal place of business is located.

         g. "Common Stock" shall have the meaning set forth in the first WHEREAS clause.

         h. "Health and Welfare Plans" shall mean employee life, health and disability insurance plans or other fringe benefit programs, if any, maintained by the Corporation or any Subsidiary by which the Executive is employed.

         i. "Majority Stockholder" shall have the meaning set forth in Paragraph 14.

         j. "New Issue Securities" shall have the meaning set forth in Paragraph 16.

         k. "Note" means the Promissory Note of the Executive issued to the Corporation dated the date hereof in an original principal amount which is the Purchase Price MINUS seventy-five dollars ($75.00).

         l."100% Purchaser" shall have the meaning set forth in Paragraph 14.

         m."Ordinary Course of Business" means the conduct of the business and affairs of the Corporation or its Subsidiaries in the usual and ordinary course and in manner which advances the purposes, and is in the best interest, of the Corporation and its Subsidiaries.

         n. "Permanent Disability" shall have the meaning set forth in Paragraph 26.

         o. "Person" means any individual, corporation, firm, partnership or other business entity.

         p. "Post-Employment Restriction Period" shall have the meaning set forth in Paragraph 26.

         q. "Prime Rate" means the annual rate of interest designated as the "prime rate" in the listing of "money rates" as published from time to time in THE WALL STREET JOURNAL, or if such


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publication is discontinued, the rate published as the "prime rate" or "base rate" from time to time by any similar or successor publication designated by the Board of Directors of the Corporation.

         r. "Proprietary Information" means all secret, confidential or proprietary knowledge, information or data with respect to the conduct or details of the business of the Corporation or its Affiliates including, without limitation, methods of operation, customers and customer lists, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices, fees, costs, plans, designs, technology, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the Corporation or any of its Affiliates.

         s. "Publicly Traded," with respect to the Common Stock, means listed for trading on any national or regional securities exchange or quoted on the National Association of Securities Dealers Automated Quotation system or a successor system.

         t. "Purchase Price" shall have the meaning set forth in the third WHEREAS clause.

         u. "Registration Notice" shall have the meaning set forth in Paragraph 15.

         v. "Sale of Control Notice" shall have the meaning set forth in Paragraph 14.

         w. "Securities Laws" means, collectively, the Act and all other applicable state securities laws.

         x.   "Shares" shall have the meaning set forth in Paragraph 2.

         y. "Stockholder's Included Shares" shall have the meaning set forth in Paragraph 14.

         z. "Stockholder's Registered Shares" shall have the meaning set forth in Paragraph 15.


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         aa.  "Subsidiary" shall mean any corporation or other entity of which the Corporation directly or indirectly owns beneficially or of record fifty percent (50%) or more of (i) the outstanding shares of capital stock if such entity is a corporation or (ii) the outstanding ownership interests if such entity is not a corporation.

         ab.  "Written Notice" shall have the meaning set forth in Paragraph 4.

    2. SCOPE OF AGREEMENT. This Agreement shall apply to all transfers of shares of Common Stock owned by the Executive or any of his transferees (direct or indirect, including without limitation the Executive's personal or legal representatives, successors and assigns), whether such shares are now owned or hereafter acquired (collectively the "Shares"), and whether such transfers are voluntary, involuntary or by operation of law, resulting from death or otherwise.

    3.   RESTRICTIONS ON THE TRANSFER OF SHARES.

         a. Except as otherwise provided in Paragraphs 3b, 3c, 3d, 4, 11, 12, 14 and 15 of this Agreement, neither the Executive nor any of his transferees (direct or indirect, including without limitation the Executive's personal or legal representatives, successors and assigns) shall or may sell, exchange, deliver, assign, bequeath or give, pledge, mortgage, hypothecate or otherwise encumber, transfer or permit to be transferred, or otherwise dispose of, any or all of the Shares, whether voluntarily, involuntarily or by operation of law (including without limitation the laws of bankruptcy, intestacy, descent and distribution and succession).

         b. In the event of the Executive's death, the Shares may be transferred to the Executive's personal or legal representatives, estate or distributees of such estate, and such transfer shall be registered on the stock transfer books of the Corporation.

         c. In the event that shares of the Common Stock shall be Publicly Traded, the right of the Corporation under Paragraphs 11 and 12 of this Agreement to purchase the Shares which are then owned by the Executive or any representative, successor or transferee of the Executive


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shall lapse but all of the other provisions of this Agreement shall continue in full force and effect. On the fourth anniversary of the date on which shares of the Common Stock are first Publicly Traded, the restrictions on the transfer of the Shares contained in Paragraphs 3a, 4, 5 and 7 of this Agreement shall lapse; provided, however, that in the event of the death of the Executive prior to the date of such fourth anniversary, all of the Shares owned by the Executive on the date of his death may be sold without any restriction imposed by this Agreement.

         d. Provided that such action is not objected to by any underwriter then engaged in discussions with the Corporation regarding public offerings of the Corporation's securities and the Corporation has reasonably determined that such action will not adversely affect the market for its securities, the Corporation shall, upon the request of the Executive at the following times, permit the Executive to sell or otherwise transfer without regard to Paragraphs 3a, 4, 5 and 7 of this Agreement a portion of the Shares not to exceed the whole number of Shares equaling the following percentage of the number of Shares (adjusted for any intervening conversion, stock split, stock dividend or the like) held by the Executive on the date on which the Common Stock is first Publicly Traded:

              (i) after the first anniversary of the date on which the Common Stock is first Publicly Traded, twenty-five percent (25%);

              (ii) after the second anniversary of the date on which the Common Stock is first Publicly Traded, a cumulative fifty percent (50%); and

              (iii) after the third anniversary of the date on which the Common Stock is first Publicly Traded, a cumulative seventy-five percent (75%).

    4. RIGHT OF FIRST REFUSAL WITH RESPECT TO THE SALE OF THE SHARES TO EMPLOYEES OF THE CORPORATION.

         a. In the event that the Executive shall receive a Bona Fide Employee's Offer (hereinafter defined) to purchase any or all of the Shares and the Executive desires to accept such Bona Fide Employee's Offer, the Executive shall promptly send Written Notice (hereinafter


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

defined) to the Corporation, offering to sell such Shares to the Corporation in accordance with subparagraph 4c hereof, at the same price and upon the same terms and conditions as are contained in the Bona Fide Employee's Offer. Such offer shall be irrevocable for a period of ninety (90) days from the receipt of Written Notice by the Corporation. The Written Notice shall contain a true and complete copy of the Bona Fide Employee's Offer, setting forth the price and all terms and conditions of such offer, as well as the name(s), address(es) (both home and office), and business(es) or occupation(s) of the third party offeror (or offerors). The Written Notice shall be accompanied by evidence that sufficient funds are available to the third party offeror (or offerors) to carry out the terms of such offer. Any Written Notice that does not contain all such requisite information shall not be considered a "Written Notice" for purposes of this subparagraph 4a.

         b. As used in this Agreement, the term "Bona Fide Employee's Offer" shall mean a legally enforceable offer in writing, made and signed by a person who is then a full time employee of the Corporation or any Subsidiary and who is financially capable of carrying out the terms of such Bona Fide Employee's Offer.

         c. Whenever a Bona Fide Employee's Offer to purchase Shares has been received by the Executive, and Written Notice thereof has been sent to the Corporation, the following procedure shall be complied with: For a period of ninety (90) days from its receipt of such Written Notice, the Corporation shall have the right, in its sole discretion, without obligation, to purchase all (but no less than all) of the Shares so offered. If the Corporation elects to purchase all of the Shares so offered, it must send Written Notice thereof to the Executive within said ninety (90) day period. If the Corporation does not elect to purchase the Shares so offered within the prescribed time period, the Executive shall have the right to accept the Bona Fide Employee's Offer in whole (but not in part) and to sell such Shares, subject to the provisions and restrictions of this Agreement, but only in strict accordance with all of the provisions of the Bona Fide Employee's Offer and only if (i) the sale is fully consummated within one hundred and twenty (120) days after the mailing of the initial Written Notice to the Corporation and (ii) the Executive


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has prepaid the Note in accordance with its terms.  In the event that such sale is not fully consummated within one hundred and twenty (120) days after the mailing of the Written Notice, the provisions of this Paragraph 4 must again be complied with by the Executive.

    5. AGREEMENT BINDING UPON TRANSFEREES. In the event that any Shares are transferred to any Person, at any time or from time to time, by operation of law or pursuant to the provisions of Paragraphs 3 or 4 hereof, the transferee(s) shall agree in writing (for and on behalf of himself or itself, his or its personal or legal representatives, transferees, successors and assigns) to be bound by all provisions of this Agreement as a party hereto. Prior to any such transfer, the transferee shall provide the Corporation with the transferee's written agreement so to be bound. In the absence of any such written agreement no such transfer shall be effective for any purpose, but the failure to obtain such written agreement shall in no way diminish the applicability of the provisions hereof. Without limiting the generality of the preceding provisions of this Paragraph 5, in the event that any Shares are transferred to any full time employee of the Corporation or any Subsidiary pursuant to the provisions of Paragraph 4, such full time employee shall agree in writing to be bound by all provisions of this Agreement, including without limitation the provisions of Paragraph 12, and such employee shall be deemed thereafter to be the Executive in respect of the Shares transferred to such employee as if initially named in this Agreement and shall be subject as such to the provisions of this Agreement, PROVIDED THAT the price at which the Corporation may purchase the Shares from such employee pursuant to Paragraph 11 shall be the price at which the Shares were sold to such employee pursuant to Paragraph 4. Prior to any such transfer, the transferee shall provide the Corporation with the transferee's written agreement so to be bound. In the absence of any such written agreement no such transfer shall be effective for any purpose, but the failure to obtain such written agreement shall in no way diminish the applicability of the provisions hereof.

    6. STOCK TRANSFER RECORD. The Corporation shall keep a stock transfer book in which shall be recorded, among other things, the name and address of each of its stockholders. No transfer of any Shares shall be effective or valid unless and until recorded in such stock transfer


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book.  The Corporation shall not record any transfer of Shares in such stock transfer book unless the transfer is in strict compliance with all provisions of this Agreement. The Executive agrees that, in the event he desires to make a transfer within the provisions hereof, he shall furnish to the Corporation such evidence of his compliance with this Agreement and that the proposed transfer may be effected without registration under the Securities Laws as from time to time may be required by the Board of Directors of, or counsel for, the Corporation.

    7. ENTRY OF LEGENDS UPON STOCK CERTIFICATES. Each certificate representing Shares shall bear the following legends:

         "The encumbering, transfer or other disposition (including, without limitation, any transfer or disposition pursuant to the laws of bankruptcy, intestacy, descent and distribution and succession) of the shares of common stock evidenced by the within Certificate is restricted under the terms of a Purchase and Stockholder Agreement, dated August ___, 1995, between Uniquip Corporation (the "Corporation") and Robert D. Melin, a copy of which Agreement is on file at the principal office of the Corporation. Such shares are also subject to a voting agreement contained in said Purchase and Stockholder Agreement. Upon written request of any stockholder of the Corporation, the Corporation shall furnish, without charge to any such stockholder, a copy of said Purchase and Stockholder Agreement."

         "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law (collectively, the "Securities Laws") and may not be sold, transferred or otherwise disposed of unless (i) a registration statement covering such shares is effective under the Securities Laws or (ii) the transaction is exempt from registration under the Securities Laws and, if the Corporation requests, an opinion satisfactory to the Corporation to such effect has been rendered by counsel."

    8. DELIVERY OF SHARES AND DOCUMENTS. Upon the closing of any purchase of any Shares pursuant to Paragraph 4 of this Agreement, the Executive shall deliver to the purchaser the following: the certificate or certificates representing the Shares being sold, duly endorsed for transfer and bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidences of title of the Executive and of the Executive's compliance with this Agreement as may be reasonably required by the purchaser or by counsel for the purchaser.


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    9.   COVENANT NOT TO DISCLOSE.

         a. The Executive covenants and agrees that he will not, during the period of his employment with the Corporation or at any time thereafter, except with the express prior written consent of the Chairman and Chief Executive Officer of Harbour Group Ltd., any successor to Harbour Group Ltd. or their respective designees, directly or indirectly disclose, communicate or divulge to any Person, or use for the benefit of any Person, any Proprietary Information. The restriction contained in the preceding sentence shall not apply to any Proprietary Information that (i) is a matter of public knowledge (which shall include knowledge in the industries in which the Corporation or its Subsidiaries are engaged) on the date of this Agreement, (ii) becomes a matter of public knowledge (which shall include knowledge in the industries in which the Corporation or its Subsidiaries are engaged) after the date of this Agreement from another source which is under no obligation of confidentiality to the Corporation or its Affiliates or (iii) that is furnished in the Ordinary Course of Business to Persons which sell, provide or propose to sell or provide goods or services to the Corporation or its Subsidiaries or which purchase, obtain or propose to purchase or obtain goods or services from the Corporation or its Subsidiaries.

         b. All data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes and any and all other memoranda, including without limitation any and all written information which may be or has been furnished to the Executive or which may be produced, prepared or designed by the Executive in connection with his employment with the Corporation shall be, become and remain the exclusive property of the Corporation. Upon the termination of the Executive's employment with the Corporation, all originals, copies and reprints in the Executive's possession, custody, or control shall be promptly surrendered and/or delivered to the Corporation, and the Executive shall thereafter make no further use, either directly or indirectly, of any such data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes or other memoranda or written information.


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    10.  COVENANTS NOT TO COMPETE.

         a. The Executive covenants and agrees that he will not at any time during his employment with the Corporation and thereafter for the applicable Post-Employment Restriction Period, except with the express prior written consent of the Chairman and Chief Executive Officer of Harbour Group Ltd., any successor to Harbour Group Ltd. or their respective designees, directly or indirectly, whether as employee, owner, partner, agent, director, officer, consultant, shareholder (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose stock is listed on any national or regional securities exchange or reported by the National Association of Securities Dealers Automated Quotations System or any successor thereto) either
(i) establish any Person that competes with the Corporation or any of its Subsidiaries or (ii) be affiliated or connected with any Person that carries on any business within the states of Wisconsin, Illinois and Missouri, the states contiguous thereto, elsewhere in the United States and the world, that is competitive with the business of the Corporation or any of its Subsidiaries in a capacity which is competitive in any of its duties, responsibilities or activities with the business of the Corporation or any of its Subsidiaries. Without limiting the generality of the preceding sentence, the Executive covenants and agrees that he will not directly or indirectly solicit, divert or accept business from or otherwise take away or interfere with any customer of the Corporation or any of its Subsidiaries, including without limitation any Person who was a customer or whose business was being pursued by the Corporation or any of its Subsidiaries within (x) the period of the Executive's employment with the Corporation, (y) one (1) year prior to such employment or (z) one (1) year after the termination of such employment, including all customers directly or indirectly produced or generated by the Executive. The parties further agree that if the Executive becomes affiliated or connected with any Person described in clause (ii) of this Paragraph 10(a) during either his employment with the Corporation or the Post-Employment Restriction Period, the Executive shall be obliged to show by clear and convincing evidence that none of his duties, responsibilities or activities entail employment in a capacity which has been, is or is likely to become, competitive with the business of the Corporation or any of its Subsidiaries. The parties hereto


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agree that the covenant contained in clause (ii) of this Paragraph 10(a) shall be construed as a series of separate covenants, one for each state or other geographic area specified in such clause and, except for geographic coverage, each separate covenant shall be deemed identical.

         b. The Executive further covenants and agrees that he will not for a period of three (3) years after the termination of his employment hereunder, except with the express prior written consent of the Chairman and Chief Executive Officer of Harbour Group Ltd., any successor to Harbour Group Ltd. or their respective designees, directly or indirectly, accept employment, be employed by or be a principal of any business or enterprise operating within the United States which then employs or has as a principal or holder of any interest therein (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose shares are publicly traded) any individual who was previously employed in a managerial or executive position with the Corporation or any of its Affiliates, provided however, that this prohibition shall not be applicable if (i) such business or enterprise does not compete with the Corporation or its Affiliates, or (ii) (x) such business or enterprise engages in activities which do compete and other activities which do not compete with the Corporation or its Affiliates, (y) the Executive and the other individual who was previously employed by the Corporation or any of its Affiliates are employed by such business or enterprise in connection with activities which in no way compete with the Corporation or its Affiliates and
(z) neither the Executive nor the other individual who was previously employed by the Corporation or its Affiliates is or proposes to be a principal of such business or enterprise.

         c. If any provision of the covenants and agreements set forth above shall be held invalid or unenforceable because of the scope of the territory or the actions thereby restricted, or the period of time within which such covenant or agreement is operative, or for any other reason, it is the intent of the parties hereto that such provision shall be construed by limiting and reducing it, or, if necessary, eliminating it so that the provisions hereof be valid and enforceable to the extent compatible with applicable law as determined by a court of competent jurisdiction.


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    11.  OPTION TO PURCHASE THE SHARES.

         a. In the event that the Executive breaches any of the covenants contained in Paragraphs 9 or 10, the Corporation shall have the right, but is not required, to purchase all of the Shares which are then owned by the Executive or any representative, successor or transferee of the Executive. Any right to purchase under this Paragraph 11 shall be exercised in writing within sixty (60) days of the date on which the Corporation becomes aware that any such breach has occurred. Settlement shall be held at the principal office of the Corporation at such date and time within ninety (90) days from the time that the notice of intent to exercise required by this subparagraph 11a has been sent by the Corporation as shall be selected by the Corporation. For purposes of this subparagraph 11a, (i) the Executive shall be conclusively deemed and considered to own all Shares owned by himself, his estate, his executors or administrators, his distributees and his personal and legal representatives, and (ii) no Shares owned by a transferee of the Executive other than those transferees referred to in clause (i) above shall be subject to purchase by the Corporation. Except as otherwise provided in Paragraph 5, the purchase price for such Shares shall be the original principal amount of the Note.

         b. The purchase price for the Shares purchased pursuant to subparagraph 11a above shall be paid by delivering to the Executive or any transferee of the Executive referred to in subparagraph 11a(i) above the Note marked paid in full, together with the Corporation's check in the amount, if any, by which the purchase price exceeds the principal balance then outstanding on the Note.

    12.  MANDATORY PURCHASE OF THE SHARES.

         a. If the Executive's employment with the Corporation terminates for any reason (including his death) and if shares of the Common Stock are not Publicly Traded on the date of such termination, the Corporation shall repurchase to the extent it may lawfully do so, and the Executive or each transferee of the Executive under subparagraph 3b shall sell to the Corporation, the Shares then owned by the Executive. For purposes of this subparagraph 12a,


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the Executive shall be conclusively deemed and considered to own all Shares owned by himself, his estate, his executors or administrators, his distributees and his personal and legal representatives and any other transferee. Settlement shall be held at the principal office of the Corporation at such date and time within one hundred and twenty (120) days of the termination of the Executive's employment as shall be selected by the Corporation. The purchase price for such Shares shall be their book value, as computed by the Corporation's internal auditing staff and certified by the chief financial officer of Harbour Group Ltd. (or any successor to Harbour Group Ltd.), as of the last day of the month preceding the month in which the Executive's employment was terminated, which certification shall be final and binding; provided, however, that the purchase price for shares purchased pursuant to this subparagraph 12a shall not be less than eighty percent (80%) of the Purchase Price.

         b. The purchase price for the Shares purchased pursuant to subparagraph 12a above shall be paid in the following manner:

              (i) If the purchase price for the Shares, as determined pursuant to subparagraph 12a above, exceeds the principal balance, plus accrued interest, due on the Note and such excess is not greater than one hundred thousand dollars ($100,000.00), the Corporation shall pay the purchase price for the Shares by (a) returning to the Executive or any transferee referred to in subparagraph 12a above the Note marked "paid in full", and (b) paying by cash or check the difference between the purchase price of the Shares and the principal balance, plus accrued interest, due on the Note.

              (ii) If the purchase price for the Shares, as determined pursuant to subparagraph 12a above, exceeds the principal balance, plus accrued interest, due on the Note and such excess is greater than one hundred thousand dollars ($100,000.00), the Corporation shall pay the purchase price in installments as follows: (a) the first installment by (1) returning to the Executive or any transferee referred to in subparagraph 12a above the Note marked "paid in full", and (2) paying by cash or check one hundred thousand dollars ($100,000.00) and (b) annual


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installments thereafter by paying by cash or check an amount equal to the lesser of one hundred thousand dollars ($100,000.00) and the balance of the purchase price remaining outstanding on the date each installment is due, plus interest on such outstanding balance calculated at a rate equal to the Prime Rate on such due date. The Corporation shall be entitled to prepay all or any portion of the purchase price, plus interest thereon, at any time without penalty.

              (iii) If the purchase price for the Shares, as determined pursuant to Paragraph 12a above, does not exceed the principal balance, plus accrued interest, due on the Note, then the purchase price shall be paid by crediting amounts due under the Note, up to the purchase price amount, with such credit applied first to accrued interest due under the Note then to principal.

    13. CONFLICT BETWEEN PARAGRAPHS. Notwithstanding any other provision of this Agreement to the contrary, to the extent that there shall be any conflict between the provisions of Paragraphs 3 or 4 and the provisions of Paragraph 11 in regard to the right of the Corporation to purchase the Shares from the Executive, the provisions of Paragraph 11 shall control, and to the further extent that there shall be any conflict between the provisions of Paragraphs 11 and 12 in regard to the right or obligation of the Corporation to purchase the Shares from the Executive, the provisions of Paragraph 11 shall control.

    14.  SALE OF CONTROL.

         a. In the event that the holder of more than fifty percent (50%) of the outstanding shares of the Common Stock or more than fifty percent (50%) of the outstanding shares of the common stock of an Affiliate of the Corporation which owns a majority of the outstanding shares of the Common Stock (in either case, the "Majority Stockholder") shall seek to sell more than fifty percent (50%) of the outstanding shares of the Common Stock to a Person which is not an Affiliate of the Majority Stockholder (other than an underwriter in connection with an offering pursuant to a registration statement filed under the Act), the Executive shall be provided a written notice which specifies the identity of the proposed purchaser, the number of shares of the Common Stock proposed to be purchased and the consideration proposed to be paid by such purchaser for each share of the Common Stock (the "Sale of Control Notice").
The Executive shall have the option, exercisable in writing within ten (10) calendar days of the mailing of the Sale of Control Notice, to require the Majority Stockholder to include in such proposed sale the number of Shares (the "Stockholder's Included Shares") which is calculated in the manner specified in the following sentence. The Stockholder's Included Shares shall be determined by multiplying the number of Shares owned by the Executive on the date that the Sale of Control Notice is mailed by a fraction, the numerator of which is the number of shares of the Common Stock which the proposed purchaser desires to purchase and the denominator of which is the total number of shares of the Common Stock which are outstanding on the date that the Sale of Control Notice is mailed. In the event that the number so determined includes a fraction which is greater than .50, the Stockholder's Included Shares shall be the next larger whole integer and in the event that the number so determined includes a fraction which is equal to or less than .50, the Stockholder's Included Shares shall be the next smaller whole integer. For example, assume the proposed purchaser desires to purchase 450,000 shares of the Common Stock. On the date that the Sale of Control Notice is mailed, there are 500,000 shares of the Common Stock outstanding and the Executive owns 1,500 of such shares. The number of the Stockholder's Included Shares would be 1,350, which is 1,500 times 450,000/500,000.

         b. The parties hereto recognize and acknowledge that any prospective purchaser of the business of the Corporation may wish to purchase (i) all of the outstanding shares of the Common Stock, (ii) all of the outstanding shares of the common stock of the Majority Stockholder or (iii) all or substantially all of the assets of the Corporation, which purchase may be made in conjunction with the purchase of the business of an Affiliate or Affiliates of the Corporation. Accordingly, the Executive and each transferee of the Executive under subparagraph 3b agrees, upon the request of the Corporation, to (x) sell all of the Shares then owned by the Executive to any prospective purchaser of the business of the Corporation which is not an Affiliate of the Majority Stockholder (a "100% Purchaser") or, at the option of the Majority Stockholder or the Corporation, to the Corporation in connection with the sale of all of the outstanding shares of the Common Stock to a 100% Purchaser or the sale of all of the outstanding shares of the common stock of an Affiliate of the Corporation which owns a majority of the outstanding shares of the Common Stock to a 100% Purchaser and (y) at any time prior to the tenth anniversary of this Agreement, vote the Shares then owned by the Executive in favor of (A) any sale of all or substantially all of the assets of the Corporation to a 100% Purchaser or (B) any merger or consolidation of the Corporation with a 100% Purchaser, in each case which has been approved by the Board of Directors of the Corporation in accordance with the provisions of this subparagraph 14b. The Executive and each such transferee agrees promptly upon any request made by the Corporation prior to the tenth anniversary of this Agreement and without compensation to execute and deliver an amendment to this Agreement or other instrument which extends for an additional ten year period the Executive's agreement to vote the Shares as specified in subparagraph 14(b)(y). For purposes of this subparagraph 14b, the Executive shall be conclusively deemed and considered to own all Shares owned by himself, his estate, his executors and administrators, his distributees and his personal and other legal representatives and any other transferee.

         In the event that the Majority Stockholder shall have entered into an agreement to sell (a) all of the outstanding shares of the Common Stock owned by it or (b) all of the outstanding shares of the common stock of an Affiliate of the Corporation which owns a majority of the outstanding shares of the Common Stock to a 100% Purchaser or the Corporation shall have entered into an agreement to sell all or substantially all of the assets of the Corporation to a 100% Purchaser, whether individually or in conjunction with the sale of the business of an Affiliate or Affiliates of the Corporation, the Corporation's auditors, or their designee, shall allocate such portion of the total purchase price to the then outstanding shares of the Common Stock which is fair and reasonable (with each outstanding share being allocated the same portion of the purchase price) giving such consideration as they deem appropriate to the (i) terms and conditions of such agreement to sell, (ii) book value and the earnings and projected earnings of the Corporation and each Affiliate of the Corporation whose business is or will be sold pursuant to such agreement to sell, determined in accordance with generally accepted accounting principles consistently applied where relevant and appropriate in the opinion of the Corporation's auditors or such designee and (iii) such other factors as they may deem relevant to such allocation. The determination of such allocation by the Corporation's auditors or their designee shall be final and binding upon the parties hereto with respect to the portion of the total purchase price which the Executive is entitled to receive for the Shares pursuant to this subparagraph 14b. The Executive and each transferee of the Executive under subparagraph 3b agrees to sell the Shares to the Persons specified in this subparagraph 14b at the price per share of the Common Stock allocated by such auditors or their designee at the closing of the transactions contemplated by such agreement to sell.

         For purposes of effectuating any sale of the Shares pursuant to this subparagraph 14b, the Executive and each transferee of the Executive under subparagraph 3b hereby grants to each of the Majority Stockholder and the Corporation and their respective designees and assigns an irrevocable power of attorney with respect to the transfer of the Shares and authorizes the Corporation to deliver to the Majority Stockholder or any 100% Purchaser each stock certificate representing the Shares. The Executive and each such transferee agrees promptly upon request and without compensation to do all acts and execute all agreements, documents, proxies, consents of stockholders and instruments as shall be necessary or desirable to effectuate the consummation of any agreement to sell all of the outstanding shares of the Common Stock to a 100% Purchaser, any agreement to sell all of the outstanding shares of the common stock of an Affiliate of the Corporation which owns a majority of the outstanding shares of the Common Stock to a 100% Purchaser and any agreement to sell all or substantially all of the assets of the Corporation to a 100% Purchaser pursuant to this subparagraph 14b including, but not limited to, delivering executed stock assignments separate from certificate naming each of the Majority Stockholder and the Corporation and their respective assigns and designees as his attorneys for the purpose of effectuating such transfer. The Majority Stockholder and, in the event that the Majority Stockholder or the Corporation elects to have the Corporation purchase the Shares, the

Corporation agree to deliver or cause to be delivered to the Executive or his transferees promptly following any sale of the Shares pursuant to this Paragraph 14b the purchase price for the Shares less all amounts then owed by the Executive to the Corporation pursuant to the Note.

    15.  CERTAIN INCIDENTAL REGISTRATION RIGHTS.

         a. If the Corporation proposes to register for sale any shares of the Common Stock owned by the Majority Stockholder under the Act at a time when the Executive or any transferee of the Executive permitted by subparagraph 3b owns any of the Shares, it will at each such time give written notice (the "Registration Notice") to the Executive or such transferee of its intention to do so and, upon the written request of the Executive or such transferee given within twenty (20) days after the Corporation gives such notice (which request shall state the intended method of disposition of such holder's Shares), the Corporation will use its best efforts to effect the registration of the number of the Shares (the "Stockholder's Registered Shares") which is calculated in the manner specified in the following sentence by including the Stockholder's Registered Shares in such registration statement, all to the extent required to permit the sale or other disposition of such Shares in accordance with the intended method of sale or other disposition given in each such request. The Stockholder's Registered Shares shall be determined by multiplying the number of the Shares owned by the Executive and each transferee of the Executive under subparagraph 3b on the date that the Registration Notice is mailed by a fraction, the numerator of which is the number of shares of the Common Stock which are included in such registration statement and the denominator of which is the total number of shares of the Common Stock outstanding on the date that the Registration Notice is mailed. In the event that the number so determined includes a fraction which is greater than .50, the Stockholder's Registered Shares shall be the next larger whole integer and in the event that the number so determined includes a fraction which is equal to or less than .50, the Stockholder's Registered Shares shall be that number alone. For example, assume 250,000 shares of the Common Stock are included in such registration statement. On the date that the Corporation mails the Registration Notice, there are 500,000 shares of the Common Stock outstanding and the Executive and such transferees own

1,500 of such shares. The number of the Stockholder's Registered Shares would be 750, which is 1,500 times 250,000/500,000.

         b. Notwithstanding anything to the contrary contained in subparagraph 15a:

              (i) In the event that any registration statement to be filed pursuant to subparagraph 15a shall be, in whole or in part, in connection with an underwritten public offering, the number of the Stockholder's Registered Shares to be included in such registration statement may be reduced, or no Stockholder's Registered Shares may be included in such registration statement, if and to the extent that the managing underwriter(s) shall give their written opinion that such inclusion would adversely affect the marketing of the securities to be sold therein by the Majority Stockholder.

              (ii) The Corporation (A) may withdraw any registration statement referred to in this Paragraph 15 without thereby incurring any liability to the Executive and (B) shall in no event be obligated to register any Shares in connection with the first underwritten public offering after the date hereof, whether primary or secondary, of shares of the Common Stock, including without limitation any sales of shares of the Common Stock related to over-allotments in connection with such offering.

              (iii) In the event that a distribution of shares of the Common Stock covered by a registration statement referred to in subparagraph 15a is to be underwritten, then any distribution of the Stockholder's Registered Shares shall be underwritten by the same underwriters who are underwriting the distribution of the securities of the Corporation for the account of the Majority Stockholder, and the Executive shall enter into the agreement with such underwriters contemplated under subparagraph 15b(iv).

              (iv) In the event that the Corporation has an underwritten offering of shares of the Common Stock, whether primary or secondary, the Executive and each transferee of the Executive under subparagraph 3b shall refrain from selling, making any short sale of, loaning, granting any option for the purchase of, or otherwise disposing of any of their Shares not registered pursuant to subparagraph 15a during the period of time which is the longer of (A) the period of distribution of the shares of the Common Stock by such underwriter(s) in the offering and (B) the period requested by such underwriter(s), which shall in no event exceed one hundred eighty (180) days.

    16. RIGHT TO ACQUIRE ADDITIONAL SHARES. If at any time during the Executive's employment with the Corporation or any Subsidiary, the Corporation issues any shares of the Common Stock, any securities convertible into or exchangeable for shares of the Common Stock or any options, warrants or rights to acquire shares of the Common Stock or securities convertible into or exchangeable for shares of the Common Stock to the Majority Stockholder or any Affiliate of the Majority Stockholder (the "New Issue Securities"), and if shares of the Common Stock are not Publicly Traded on the date of such issuance, the Corporation agrees that not later than sixty (60) days after the sale of any New Issue Securities it will offer in writing to sell to the Executive such number or principal amount of the New Issue Securities as would enable the Executive to maintain the same aggregate percentage ownership interest in the shares of the Common Stock (which for purposes of this Paragraph 16 shall include shares of the Common Stock issued and outstanding, shares held in the Corporation's treasury from time to time and shares subject to purchase pursuant to an option held by the Majority Stockholder on the date hereof) after such sale of the New Issue Securities as specified in the third WHEREAS clause of this Agreement. Notwithstanding the immediately preceding sentence, the term "New Issue Securities" shall not include shares of the Common Stock which are at any time subject to purchase, by the Majority Stockholder pursuant to an Option Agreement between the Corporation and the Majority Stockholder dated on or prior to the date of this Agreement. The offer of the Corporation to the Executive described in the first sentence of this Paragraph 16 shall contain the same price per share, security, option, warrant or other right constituting New Issue Securities and substantially similar terms and conditions as the sale of the New Issue Securities which obligates the Corporation to make the offer. The Executive shall be entitled to accept such offer only without modification and only in writing for a period of ten (10) days after the offer is made. In the event that such offer is accepted by the Executive, the Executive shall deliver to the Corporation (i) a check in the amount of the par value of the New Issue Securities being offered to the Executive and (ii) a promissory note payable to the Corporation in the same form and having the same date of maturity as the Note, bearing interest at a rate which is two percent (2%) in excess of the Prime Rate and in the aggregate principal amount of the purchase price of the shares of the New Issue Securities offered to the Executive, less the amount of such check, within fifteen (15) days after the offer is made. The note shall be secured by a pledge of the New Issue Securities purchased by the Executive with the proceeds of the loan evidenced thereby.

    17. SPECIFIC PERFORMANCE. The Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character, and in connection with rendering such services, he will have access to Proprietary Information. The parties agree that it is impossible to measure in money the damages that will accrue to the Corporation and its Subsidiaries by reason of the Executive's failure to perform his obligations under this Agreement, that such failure to perform will result in irreparable damage to the Corporation and its Subsidiaries, and that specific performance of the Executive's obligations may therefore be obtained by suit in equity. Without limiting the generality of the foregoing sentence, the Corporation or any Subsidiary shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Executive from committing or continuing any violation of Paragraphs 9 and/or 10. The Executive will not assert any claim or defense in any action or proceeding to enforce any provision hereof that the Corporation or any Subsidiary has or had an adequate remedy at law.

    18. WRITTEN NOTICE. Any and all notices provided for herein shall be given in writing and delivered by hand, or sent by registered or certified mail, return receipt requested, with first-class postage prepaid, or by facsimile with answer-back; and such notices shall be addressed: (i) if to the Corporation, to the Secretary of the Corporation at the Corporation's principal business office, with a copy to Chairman, Harbour Group Ltd., 7701 Forsyth Boulevard, Suite 600,

Clayton, Missouri 63105; and (ii) if to the Executive, to his address as reflected in the records of the Corporation; or to such other address(es) as the parties hereto shall designate by Written Notice, furnished to all parties in the manner provided herein. Any notice which is required to be made within a stated period of time shall be considered timely if delivered or mailed before midnight of the last day of such period.

    19. CERTAIN TRANSACTIONS ON BEHALF OF AFFILIATES. The Executive recognizes and acknowledges that the Corporation may on the date of this Agreement be, or may after the date of this Agreement become, liable for the indebtedness of Affiliates of the Corporation as a consequence of being or becoming a party to agreements evidencing such indebtedness or guaranteeing such indebtedness. The Executive agrees to (i) the Corporation incurring liability for the indebtedness of its Affiliates, whether such liability was incurred prior to the date of this Agreement or incurred after the date of this Agreement and (ii) not assert any claim against the Corporation or its directors, officers or stockholders in connection with or relating to such liability of the Corporation for the indebtedness of its Affiliates, whether such liability was incurred prior to the date of this Agreement or incurred after the date of this Agreement. The Executive further acknowledges that the Majority Stockholder has the option to acquire up to 40,000 shares of newly issued Common Stock (subject to adjustment for stock splits, recapitalizations and the like) which option is exercisable at any time to the extent that executive employees of the Corporation and its Subsidiaries are holders less than 40,000 shares of the Common Stock.

    20. NO RIGHT TO CONTINUED EMPLOYMENT. The Executive agrees that neither the sale of the Shares by the Corporation to him nor any provision of this Agreement shall (i) give the Executive any right to be retained in the employ of the Corporation or any Subsidiary, (ii) affect the right of the Corporation or any Subsidiary to discharge the Executive at any time or (iii) affect the Executive's right to terminate his employment with the Corporation or any Subsidiary at any time.

    21. INVALID OR UNENFORCEABLE PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

    22. BENEFIT AND BURDEN. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective personal or legal representatives, successors and assigns.

    23. GENDER. The use of any gender herein shall be deemed to be and include the other gender, and the use of the singular herein shall be deemed to be and include the plural (and VICE VERSA), whenever appropriate.

    24.  RULE 144 ACKNOWLEDGMENTS.

         a. The Executive represents and warrants to the Corporation that (i) he is purchasing the Shares for his own account without a view to any distribution thereof in violation of the Act or any applicable state securities laws, (ii) he is experienced in evaluating and making investments of this type, and has had access to, and to his knowledge has received, all the information that he reasonably has required to evaluate this investment and (iii) he is financially able to bear the risks associated with an investment in the Shares being purchased hereby.

         b. The Executive acknowledges that the Corporation is issuing and selling the Shares in reliance upon the representations and warranties set forth in subparagraph 24a and that the Shares so acquired will be "restricted securities" within the meaning of Rule 144 under the Act, and acknowledges that such Shares may only be offered, sold, pledged or otherwise transferred by him
(i) if registered under the Act and registered or otherwise qualified for sale under any applicable state securities laws or (ii) pursuant to any exemption from such registration or qualification requirements, and that the certificate(s) representing the Shares will bear a legend to this effect.

    25. MODIFICATIONS. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or other condition, promise, agreement or understanding at a future time.

    26. POST-EMPLOYMENT RESTRICTION PERIOD; ADDITIONAL COMPENSATION. For the purposes of this Agreement the applicable "Post-Employment Restriction Period" shall be determined as follows:

         a. If the Executive's employment with the Corporation or any Subsidiary is terminated for Cause, the Post-Employment Restriction Period shall be a period of one (1) year commencing on the date of termination of such employment.

         b. If the Executive's employment with the Corporation and the Subsidiaries is terminated due to a Permanent Disability, the Post-Employment Restriction Period shall be a period of one (1) year commencing on the date of
termination of such employment.   For the purpose of this Paragraph 26, the
Executive has suffered a "Permanent Disability" if the Board of Directors of the Corporation determines that the Executive has been or will be unable, as a result of physical or mental illness or incapacity, to perform his duties to the Corporation and the Subsidiaries for a period of four (4) consecutive months or for an aggregate of more than six (6) months in any twelve-month period.

         c. If the Executive's employment with the Corporation and its Subsidiaries shall be terminated by the Corporation or such Subsidiaries without Cause, or if the Executive terminates his employment within sixty (60) days after a substantial reduction in his duties, responsibilities or compensation, the Post-Employment Restriction Period shall be a period of one (1) year commencing on the date of termination of such employment; provided that (i) during the

Post-Employment Restriction Period the Corporation or its Subsidiaries shall make monthly payments to the Executive and (ii) during the Benefits Period the Corporation or a Subsidiary shall provide to the Executive, the Benefits, as in effect on the date of termination of such employment, or the reasonable equivalent thereof, as determined by the Board of Directors of the Corporation in its sole discretion and business judgment. For the purposes of this Paragraph 26, "Benefits Period" means a period, commencing on the date that the Executive's employment with the Corporation and all of its Subsidiaries terminates and ending on the earlier of (a) the end of the initial Post-Employment Restriction Period and (b) the date that the Executive commences other employment or any consulting arrangement. The amount of the monthly payments shall be equal to one-twelfth (1/12) of the Executive's annual base compensation as in effect on the date of termination during the Benefits Period and 50% of such amount thereafter until the end of the initial Post-Employment Restriction Period determined by this Paragraph 26c.

         d. If the Executive terminates his employment with the Corporation and the Subsidiaries for any reason other than the Corporation substantially reducing his duties, responsibilities or compensation, within thirty (30) days of the date of such termination the Corporation shall have the option to designate an initial Post-Employment Restriction Period of six (6) months commencing on the date of termination which option is exercisable by notice given within thirty (30) days after the date on which the Corporation receives notice of the Executive's termination of his employment. Thereafter, the Corporation shall have three (3) additional options to extend the Post-Employment Restriction Period for additional consecutive periods of six (6) months each, which options shall be exercisable at the times and in the manner set forth in this Paragraph 26d. If the initial Post-Employment Restriction Period is determined by subparagraphs a, b or c above, at the end of the initial Post-Employment Restriction Period the Corporation shall have two (2) options to extend the Post-Employment Restriction Period for additional consecutive periods of six (6) months each. The Corporation may exercise its additional options under this Paragraph 26d by giving notice to the Executive of each such election at any time which is not less than thirty (30) days prior to the expiration of the

Post-Employment Restriction Period (as may have then been extended by prior exercise of an option pursuant to this Paragraph 26d). During any such extension of the Post-Employment Restriction Period, the Corporation shall make monthly payments to the Executive in an amount equal to one twelfth (1/12th) of the Executive's annual base compensation as in effect on the date of termination of his employment until the first full month in which the Executive has obtained other employment or any consulting arrangement and 50% of such amount thereafter. Notwithstanding any provision of this Paragraph 26 to the contrary, the Post-Employment Restriction Period shall not be extended beyond a period of two (2) years without the consent of the Executive.

         e. During the Post-Employment Restriction Period (including any extensions thereof) the Executive shall give written notice to the Corporation within five (5) days of any change in his employment or in his duties, responsibilities or activities pursuant thereto. If the Executive voluntarily terminates his employment with the Corporation and all of its Subsidiaries, the Executive shall give written notice to the Corporation of any employment which the Executive at that time expects to be engaged in within the six-month period following his termination.

         f. Notwithstanding any other provision of this Paragraph 26 to the contrary, the provisions of this Paragraph do not, and are not intended to, waive, disclaim or otherwise extinguish any rights of the Executive as an employee under any applicable federal, state or local statute or ordinance.

    27. ENTIRE AGREEMENT. This Agreement contains all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the subject matter of this Agreement. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the subject matter of this Agreement.

    28. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of Missouri, except as otherwise provided in Paragraph 1(f) and the following sentence. All matters concerning the authorization of this Agreement and the consummation of the transactions contemplated hereby including without limitation the issuance of the Shares, the payment for the Shares and the fully paid and nonassessable status of the Shares, shall be construed and enforced in accordance with the General Corporation Law of the State of Delaware.

    29. HEADINGS. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.


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                                       29

    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first hereinabove written.


WITNESS:                               UNIQUIP CORPORATION


/s/ Elizabeth Bowling                  By:/s/ Peter S. Finley
-------------------------------------      -------------------------------------
                                           Name:  Peter S. Finley
                                           Title:     VP


/s/ James H. Hook                          /s/ Robert D. Melin
-------------------------------------      -------------------------------------
                                           Robert D. Melin


    The undersigned, being the record and beneficial owner of more than fifty percent (50%) of the issued and outstanding shares of the Common Stock of either the above-named Corporation, hereby agrees to comply with the provisions of Paragraph 14 hereof.

                                           HARBOUR GROUP INVESTMENTS III, L.P.,
                                            a Delaware limited partnership

                                            By:  Harbour Group III Management
                                                Co., L.P.,
                                                General Partner

                                              By:  HGM III Co., General Partner


                                                 by: /s/ Francis M. Loveland
                                                     ---------------------------
                                                     Francis M. Loveland
                                                     Vice President


Dated:  September 20, 1995








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